Exhibit 21.1

SUBSIDIARIES OF TMX FINANCE LLC

Subsidiary Name	Doing Business As	Jurisdiction of Incorporation

TitleMax Finance Corporation	N/A	Delaware

EquityAuto Loan, LLC	EquityAuto Loan	Georgia

TitleMax Financing, Inc.	N/A	Florida

TitleMax Funding, Inc.	N/A	Florida

TitleMax of Alabama, Inc.	TitleMax, TitleBucks	Alabama

TitleMax of Arizona, Inc.	TitleMax	Delaware

TitleMax of Georgia, Inc.	TitleMax, TitleBucks, U.S. Title Pawn	Georgia

TitleMax of Illinois, Inc.	TitleMax	Delaware

TitleMax of Mississippi, Inc.	TitleMax	Delaware

TitleMax of Missouri, Inc.	TitleMax, TitleBucks	Delaware

TitleMax of Nevada, Inc.	TitleMax	Delaware

TitleMax of South Carolina, Inc.	TitleMax, TitleBucks	South Carolina

TitleMax of Tennessee, Inc.	TitleMax, TitleBucks	Tennessee

TitleMax of Virginia, Inc.	TitleMax	Delaware

TitleMax of Texas, Inc.	TitleMax, TitleBucks	Delaware

TMX Credit, Inc.	TitleLoanPlace.com	Delaware

TMX Finance of Florida, Inc.	TitleMax	Delaware

TMX Finance of Texas, Inc.	TitleMax	Delaware

TMX Finance of Virginia, Inc.	TitleMax	Delaware